UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2006

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50676	56-1785001
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 27, 2006, Icagen, Inc. (the “Company”) received a notification from the NASDAQ Listing Qualifications Department (“NASDAQ”) providing notification that, for the last 30 consecutive business days, the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion under NASDAQ Marketplace Rule 4450(a)(5) (the “Rule”). The Company, in accordance with NASDAQ Marketplace Rule 4450(e)(2), had been provided 180 calendar days, or until April 25, 2007, to regain compliance. On January 17, 2007, the Company was notified by NASDAQ that it had regained compliance with the Rule since its closing bid price had been at least $1.00 per share or greater for at least ten consecutive days and that such matter was closed.

On January 19, 2007, the Company issued a press release reporting the receipt of notification from NASDAQ regarding regaining compliance with the continued listing requirement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: January 19, 2007

By:  /s/  P. Kay Wagoner

        P. Kay Wagoner

        President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release entitled “Icagen Regains Compliance with NASDAQ Listing Requirements” issued by the Company on January 19, 2007